Exhibit 99.1

Cumulus Announces Launch of Private Exchange Offer for 7.75% Senior Notes due 2019;

Majority of Holders Have Agreed to Participate

ATLANTA, GA – December 12, 2016—Cumulus Media Inc. (NASDAQ: CMLS) (the “Company”) today announced the launch of a private exchange offer (“Exchange Offer”) for any and all 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Cumulus Media Holdings Inc. (“Holdings”), a direct wholly-owned subsidiary of the Company, and guaranteed by the Company.

As previously reported, on December 6, 2016, the holders (“Supporting Noteholders”) of approximately $349.7 million, or 57.3%, of the aggregate principal amount of the Outstanding Notes entered into a refinancing support agreement (the “Refinancing Support Agreement”) with the Company, Holdings, and certain subsidiaries of Holdings, pursuant to which the Supporting Noteholders agreed to tender their Outstanding Notes in the Exchange Offer, subject to certain conditions set forth in the Refinancing Support Agreement.

The purpose of the Exchange Offer is to refinance the Outstanding Notes and thereby reduce, and extend the maturity of, the Company’s indebtedness, which the Company believes will promote its long-term financial viability. The Company will not retain any cash proceeds from borrowings incurred in connection with the Exchange Offer. The Outstanding Notes tendered and refinanced in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

If 100% of the aggregate principal amount of the Outstanding Notes is tendered and accepted in the Exchange Offer, upon completion of the Exchange Offer, former noteholders will hold approximately 33.3% of the common equity of the Company (based on today’s outstanding common stock and after giving effect to the Exchange Offer) and the Company will have retired $610.0 million in outstanding unsecured indebtedness represented by the Outstanding Notes and incurred $305.0 million in secured indebtedness represented by the revolving loans (as defined below) under the Company’s existing credit agreement (as defined below).

As set forth in more detail below, the consideration provided to holders in the Exchange Offer will consist of (i) (a) revolving loans due 2020 (the “revolving loans”) or (b) participation interests in the revolving loans (the “participation interests”) and (ii) shares of the Company’s Class A common stock (“Class A common stock”) (and/or warrants to purchase an equal number of shares of Class A common stock if deemed necessary to comply with the requirements of the Communications Act of 1934, as amended, or the rules, regulations and policies promulgated by the Federal Communications Commission in effect from time to time (the “warrants”)) for any and all Outstanding Notes tendered by such holders in the Exchange Offer. At the settlement date of the Exchange Offer (the “Settlement Date”), the participation interests will automatically be deposited into an entity that will be established to effect the refinancing, Cumulus Pass Through Trust, a Delaware statutory trust (the “Trust”), in exchange for an equal aggregate principal amount of new trust certificates due 2020 (the “trust certificates”), representing fractional undivided interests in the property of the Trust (the “Trust Property”). The Trust Property will consist of:

a)	participation interests in the revolving loans, with an aggregate principal amount equal to the aggregate principal amount of outstanding trust certificates;

b)	funds resulting from payments made in respect of interest and fees on the revolving loans and repayments of revolving loans with a corresponding reduction in commitments, in each case which are deposited into the Trust from time to time for distribution to holders of trust certificates (“Certificateholders”);

c)	funds resulting from repayments of principal on the revolving loans without a corresponding reduction in commitments that are deposited on behalf of the Trust with an institution, as a lender under the existing credit agreement (the “new revolving lender”), from time to time and held by the new revolving lender to fund any future revolving borrowings or for distribution to the Trust for distribution to Certificateholders once the commitments relating to such repayment amounts have been terminated; and

d)	certain other assets and contractual rights and remedies as described in more detail in the Offering Memorandum provided to noteholders in connection with the Exchange Offer (the “Offering Memorandum”).

The revolving loans will be issued under the Amended and Restated Credit Agreement, dated as of December 23, 2013, among Holdings, as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties from time to time party thereto (the “existing credit agreement”). In connection with the Exchange Offer, Holdings will borrow up to $305.0 million aggregate principal amount of revolving loans under the existing credit agreement. The revolving loans will be general obligations of Holdings, secured by first priority liens, ratably with the first priority liens securing other obligations under the existing credit agreement, on substantially all of the assets of Holdings (other than certain excluded assets) and will be guaranteed on a senior secured basis by the Company and the subsidiaries of Holdings that guarantee the other obligations under the existing credit agreement.

As previously reported, in connection with the Exchange Offer, the Company will seek to amend and restate its Third Amended and Restated Certificate of Incorporation to provide for the issuance of (i) shares of Class D common stock of the Company (the “Class D common stock”), and (ii) shares of Class E common stock of the Company (the “Class E common stock”) to certain Supporting Noteholders, in addition to the consideration otherwise provided to those Supporting Noteholders in the Exchange Offer, in consideration of the Company’s obligations under the Refinancing Support Agreement to provide such Supporting Noteholders with certain governance rights, including the ability to collectively nominate two directors to the Company’s board of directors (the “Noteholder Directors”). Subject to certain conditions, the Supporting Noteholders that receive shares of Class D common stock and Class E common stock may elect or designate the Noteholder Directors at each annual meeting of the Company’s stockholders. The shares of Class D common stock and Class E common stock issued to such Supporting Noteholders will not have any voting rights, other than with respect to the election of the Noteholder Directors or as provided by law. The holders of Class D common stock and Class E common stock will share equally on a per share basis with the holders of Class A common stock with respect to dividends or other distributions that may be declared by the Company’s board of directors from time to time or in the liquidation or winding up of the Company. The shares of Class D common stock and Class E common stock will be automatically convertible into an equal number of shares of Class A common stock upon the occurrence of certain events or at the option of the holder thereof.

The following table sets forth the consideration offered in the Exchange Offer.

		Aggregate Principal Amount of (i) Revolving Loans or Participation Interests and (ii) Shares of Class A Common Stock per $1,000 Aggregate Principal Amount of Outstanding Notes Tendered
Title of Outstanding Notes to be Exchanged	Principal Amount of Outstanding Notes Outstanding as of December 9, 2016	Exchange Consideration(1)(2)	Early Tender Premium(1)	Total Exchange Consideration(1)(2)(3)
7.75% Senior Notes due 2019 (CUSIP No.: 23109B AA5)	$610,000,000	$450 in participation interests and 24.013 shares of Class A common stock	$50 in revolving loans or $50 in participation interests	$500 in revolving loans or $500 in participation interests and, in each case, 24.013 shares of Class A common stock

(1) These amounts do not reflect any accrued and unpaid interest due on the Outstanding Notes. Each Eligible Holder (as defined below) whose Outstanding Notes are properly tendered on or prior to the Early Tender Date (as defined below), and not properly withdrawn on or prior to the Withdrawal Deadline (as defined below), will receive 100% of the accrued and unpaid interest due on such Outstanding Notes in cash on Settlement Date. Eligible Holders whose Outstanding Notes are properly tendered after the Early Tender Date and on or before the Expiration Date (as defined below) will receive 50% of the accrued and unpaid interest due on such Outstanding Notes in cash on the Settlement Date. Interest on the revolving loans and interest distributions on the trust certificates into which the participation interests will be exchanged will accrue from the Settlement Date. Any eligible holder whose outstanding notes are properly tendered on or prior to the Early Tender Date, and not properly withdrawn on or prior to the Withdrawal Deadline, may elect to receive $500 in revolving loans per $1,000 aggregate principal amount of outstanding notes tendered in lieu of a like amount of participation interest.

(2) Upon the occurrence of a revolving commitment non-assignment event (as defined below), a portion of the revolving loans or participation interests provided as part of the Total Exchange Consideration or a portion of the participation interests provided as part of the Exchange Consideration, as applicable, will be provided in cash, in lieu of a like amount of revolving loans or participation interests, as applicable.

(3) Includes the Early Tender Premium (as defined below).

Eligible Holders that properly tender their Outstanding Notes prior to 5:00 p.m., New York City time, on December 23, 2016 (such date and time, as it may be extended by the Company, the “Early Tender Date”) and do not properly withdraw their tender at or prior to 5:00 p.m., New York City time, on December 23, 2016 (such date and time, as it may be extended by the Company, the “Withdrawal Deadline”), and whose Outstanding Notes are accepted for exchange by the Company, will receive the Total Exchange Consideration set out in the table above, which includes an early tender premium equal to $50, payable in revolving loans or participation interests at the holder’s election (the “Early Tender Premium”). Eligible Holders that properly tender their Outstanding Notes after the Early Tender Date, but at or prior to the expiration date, expected to be on or around 11:59 p.m., New York City time, on January 10, 2017 (such date and time, as it may be extended by the Company, the “Expiration Date”), will receive the Exchange Consideration set out in the table above, which does not include the Early Tender Premium. Tendered Outstanding Notes may not be withdrawn subsequent to the Withdrawal Deadline, subject to limited exceptions.

In connection with the Exchange Offer, the new revolving lender and those Eligible Holders receiving revolving loans in the Exchange Offer (the “exchanging revolving lenders”) will seek an assignment of the revolving commitments (the “revolving commitments”) currently held by the lenders under our existing revolving credit facility under the existing credit agreement (our “existing revolver”), which will become effective upon the consent of the Administrative Agent, which may not be unreasonably withheld or delayed. To the extent any revolving commitments remain unassigned to either the new revolving lender or to the exchanging revolving lenders at the Settlement Date (a “revolving commitment non-assignment event”), the aggregate principal amount of such undrawn revolving commitments will be, when borrowed to refinance the Outstanding Notes, distributed on the Settlement Date in cash on a pro rata basis to Eligible Holders participating in the Exchange Offer in lieu of a like amount of revolving loans or participation interests, as applicable, such Eligible Holder would otherwise be entitled to receive in the Exchange Offer.

We may extend the Early Tender Date or the Expiration Date without extending the Withdrawal Deadline, unless otherwise required by law. Subsequent to the Withdrawal Deadline and/or the Expiration Date and prior to the consummation of the Exchange Offer, which will not occur until the conditions to the Exchange Offer, including the conditions under the Support Agreement, have been satisfied or waived, we may retain all tendered outstanding notes, unless otherwise required by law.

Ipreo LLC (“Ipreo”) has been appointed as the exchange agent and the information agent for the Exchange Offer. Questions concerning the Exchange Offer, procedures for tendering Outstanding Notes in the Exchange Offer or requests for additional copies of the Offering Memorandum or other documentation relating to the Exchange Offer should be directed to Ipreo at the following address:

Ipreo LLC

1359 Broadway, 2nd Floor

New York, New York 10018

Attn: Aaron Dougherty

Banks and Brokers call: (212) 849-3880

Toll free: (888) 593-9546

Email: exchangeoffer@ipreo.com

The Exchange Offer will be made, and the revolving loans, the participation interests, the trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be offered and issued, only to holders of Outstanding Notes that (a) are both (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), which are also institutional “accredited investors” as defined in the Securities Act, and (ii) “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (b) are not “benefit plan investors” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act. The holders of Outstanding Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.” The holders of Outstanding Notes that are not Eligible Holders will not be able to receive the Offering Memorandum or to participate in the Exchange Offer.

The offering of the revolving loans, the participation interests, the trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will not be registered under the Securities Act or any state securities law. The trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be subject to restrictions on transfer and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In accordance with the terms of the Refinancing Support Agreement, at the Settlement Date, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which the Company will agree to file with the Securities and Exchange Commission, within sixty (60) days following the Settlement Date, subject to the terms and conditions contained in the Registration Rights Agreement, a registration statement registering for resale (i) the shares of Class A common stock issued in the Exchange Offer (or warrants, if applicable, and shares of Class A common stock underlying such warrants, if applicable) and (ii) the shares of Class A common stock into which the shares of Class D common stock and Class E common stock issued to certain Supporting Noteholders are convertible. Additionally, the Trust has not been and will not be registered as an “investment company” under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.

Further detail regarding the Exchange Offer, including certain conditions to the consummation of the Exchange Offer, has been provided in a Current Report on Form 8-K filed by the Company on the date hereof and available on www.sec.gov.

The information contained in this press release shall not constitute an offer to sell or exchange, or a solicitation of an offer to sell or exchange, any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful. The Exchange Offer will be made solely pursuant to an offer to exchange and related letter of transmittal, which will set forth the complete terms and conditions of the Exchange Offer.

The Exchange Offer is subject to numerous conditions including those contained in the Refinancing Support Agreement which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2016. There is no assurance that these conditions will be satisfied or waived.

About Cumulus Media

A leader in the radio broadcasting industry, Cumulus Media (NASDAQ: CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 447 owned-and-operated stations broadcasting in 90 U.S. media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation’s leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to generate and manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to continue to meet the listing standards for our Class A common stock to continue to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015 and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

For further information, please contact:

Cumulus Media Inc.

Collin Jones

Investor Relations

404-260-6600

collin.jones@cumulus.com

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